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AGREEMENT FOR JOINT FILING
Advent VII L.P., Advent Industrial II L.P., Advent New York L.P., Advent Atlantic and Pacific II L.P., TA Venture Investors Limited Partnership,
TA Associates VII L.P., TA Associates Inc. and TA Associates Service Corporation, hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Ansys, Inc.

Dated:

ADVENT VII L.P.
By:  TA Associates VII L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

ADVENT INDUSTRIAL  II L.P.
By:  TA Associates VI L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC AND PACIFIC II L.P.
By:  TA Associates AAP II Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

ADVENT NEW YORK L.P.
By:  TA Associates VI L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

TA VENTURE INVESTORS L.P.

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

TA ASSOCIATES VII L.P.
By:  TA Associates Inc., its General Partner

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

TA ASSOCIATES, INC.

By:
     -----------------------------------------------
        Thomas P. Alber, Chief Financial Officer

TA ASSOCIATES SERVICE CORPORATION

By:
     -----------------------------------------------
        Thomas P. Alber, Clerk